Exhibit 99.1

FOR IMMEDIATE RELEASE

FedEx Corp. Reports Strong Third Quarter Earnings Growth

MEMPHIS, Tenn., March 18, 2015 … FedEx Corp. (NYSE: FDX) today reported earnings of $2.01 per diluted share for the third quarter ended February 28, compared to $1.23 per share last year.

“We had a very successful peak season as volumes grew across all transportation segments, and our profit improvement programs are moving ahead as scheduled,” said Frederick W. Smith, FedEx Corp. chairman, president and chief executive officer. “We believe our strategy is sound, our culture is unique, and our customers value our broad portfolio of business solutions.”

Third Quarter Results

FedEx Corp. reported the following consolidated results for the third quarter:

•	Revenue of $11.7 billion, up 4% from $11.3 billion the previous year

•	Operating income of $962 million, up 50% from $641 million last year

•	Operating margin of 8.2%, up from 5.7% the previous year

•	Net income of $580 million, up 53% from last year’s $378 million

Operating results improved due to volume and base yield growth in all three transportation segments, a significant net benefit from fuel, benefits from profit improvement program initiatives, a lower year-over-year weather impact and reduced pension expense. These improvements were partially offset by higher variable incentive compensation accruals.

Share repurchases had a $0.11 year-over-year positive impact on third quarter earnings per diluted share.

Outlook

FedEx projects earnings to be $8.80 to $8.95 per diluted share for fiscal 2015. This outlook assumes continued moderate global economic growth. The capital spending forecast for fiscal 2015 remains $4.2 billion.

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“We expect continued revenue and earnings growth this year, driven by ongoing improvements in all of our transportation segments,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “Variable incentive compensation accruals will continue to increase as our financial performance improves, and we expect to deliver record fourth quarter and fiscal year earnings.”

FedEx Express Segment

For the third quarter, the FedEx Express segment reported:

•	Revenue of $6.66 billion, compared to last year’s $6.67 billion

•	Operating income of $384 million, up 129% from $168 million a year ago

•	Operating margin of 5.8%, up from 2.5% the previous year

Revenue was essentially flat, as lower fuel surcharges and unfavorable currency exchange rates more than offset volume and base yield growth. U.S. domestic package volume grew by 4%, including 5% growth in overnight box. U.S. domestic revenue per package decreased 2% due to lower fuel surcharges, partially offset by higher base rates. FedEx International Economy volume grew 4%, while FedEx International Priority volume was flat. International export revenue per package decreased 4%, as lower fuel surcharges and unfavorable currency exchange rates were partially offset by favorable service mix and higher rates.

Operating results were higher as increased base revenue, a significant net benefit from fuel and a lower year-over-year weather impact all contributed to the quarter. In addition, the company continued to benefit from profit improvement program initiatives. Partially offsetting these favorable factors were increased variable incentive compensation accruals and aircraft maintenance expenses.

FedEx Ground Segment

For the third quarter, the FedEx Ground segment reported:

•	Revenue of $3.39 billion, up 12% from last year’s $3.03 billion

•	Operating income of $558 million, up 14% from $490 million a year ago

•	Operating margin of 16.4%, up from 16.2% the previous year

FedEx Ground average daily volume grew 7% in the third quarter due to growth in both business to business and home delivery services. Revenue per package increased 3% due to base rate increases and higher dimensional weight charges. FedEx SmartPost average daily volume

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decreased 7% due to the reduction in volume from a major customer. SmartPost revenue per package increased 8% due to rate increases and improved customer mix, partially offset by higher postage costs.

Operating results increased due to higher revenue per package, volume growth, a net benefit from fuel and a lower year-over-year weather impact, partially offset by network expansion costs.

FedEx Corp. completed the acquisition of third-party logistics provider GENCO Distribution System, Inc. on January 30, 2015. The financial results of GENCO are included within the FedEx Ground segment from the date of acquisition. GENCO had an immaterial impact on the quarter’s results.

FedEx Freight Segment

For the third quarter, the FedEx Freight segment reported:

•	Revenue of $1.43 billion, up 6% from last year’s $1.35 billion

•	Operating income of $68 million, up 94% from $35 million a year ago

•	Operating margin of 4.8%, up from 2.6% the previous year

Less-than-truckload (LTL) average daily shipments increased 3%, while LTL revenue per shipment grew 3% due to higher rates.

Operating results improved due to the positive impacts of higher LTL revenue per shipment and higher average daily LTL shipments.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $47 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 325,000 team members to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit news.fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and third quarter fiscal 2015 Statistical Book. These materials, as well as a webcast of the earnings release conference call to be held at 8:30 a.m. EDT on March 18 are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

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Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, our ability to execute on our profit improvement programs, legal challenges or changes related to FedEx Ground’s owner-operators, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage acquired businesses, changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC.

Media Contact: Jess Bunn 901-818-7463

Investor Contact: Mickey Foster 901-818-7468

Home Page: fedex.com

# # #

FEDEX CORP. FINANCIAL HIGHLIGHTS

Third Quarter Fiscal 2015

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended February 28			Nine Months Ended February 28
	2015	2014	%	2015	2014	%
Revenue:
FedEx Express segment	$6,656	$6,674	—	$20,542	$20,123	2%
FedEx Ground segment	3,393	3,031	12%	9,416	8,610	9%
FedEx Freight segment	1,428	1,347	6%	4,622	4,205	10%
FedEx Services segment	370	368	1%	1,138	1,134	—
Eliminations and other	(131)	(119)	NM	(379)	(344)	NM

Total Revenue	11,716	11,301	4%	35,339	33,728	5%

Operating Expenses:
Salaries and employee benefits	4,411	4,167	6%	12,904	12,392	4%
Purchased transportation	2,165	2,063	5%	6,404	5,982	7%
Rentals and landing fees	686	662	4%	2,009	1,950	3%
Depreciation and amortization	652	652	—	1,954	1,938	1%
Fuel	810	1,163	(30%)	2,982	3,403	(12%)
Maintenance and repairs	505	438	15%	1,604	1,397	15%
Other	1,525	1,515	1%	4,520	4,403	3%

Total Operating Expenses	10,754	10,660	1%	32,377	31,465	3%

Operating Income:
FedEx Express segment	384	168	129%	1,237	798	55%
FedEx Ground segment	558	490	14%	1,568	1,412	11%
FedEx Freight segment	68	35	94%	348	217	60%
Corporate, eliminations and other	(48)	(52)	NM	(191)	(164)	NM

Total Operating Income	962	641	50%	2,962	2,263	31%

Other Expense:
Interest, net	(58)	(38)	NM	(153)	(95)	NM
Other, net	5	(9)	NM	8	(16)	NM

Total Other Expense	(53)	(47)	NM	(145)	(111)	NM

Pretax Income	909	594	53%	2,817	2,152	31%

Provision for Income Taxes	329	216	52%	1,015	785	29%

Net Income	$580	$378	53%	$1,802	$1,367	32%

Diluted Earnings Per Share	$2.01	$1.23	63%	$6.25	$4.34	44%

Weighted Average Common and Common Equivalent Shares	287	307	(7%)	288	315	(9%)

Capital Expenditures	$1,080	$864	25%	$2,969	$2,554	16%

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Third Quarter Fiscal 2015

(In millions)

	Feb. 28, 2015 (Unaudited)	May 31, 2014
ASSETS

Current Assets
Cash and cash equivalents	$3,478	$2,908
Receivables, less allowances	5,584	5,460
Spare parts, supplies and fuel, less allowances	488	463
Deferred income taxes	510	522
Prepaid expenses and other	422	330

Total current assets	10,482	9,683

Property and Equipment, at Cost	42,652	40,691
Less accumulated depreciation and amortization	22,227	21,141

Net property and equipment	20,425	19,550

Other Long-Term Assets
Goodwill	3,805	2,790
Other assets	1,396	1,047

Total other long-term assets	5,201	3,837

	$36,108	$33,070

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities
Current portion of long-term debt	$—	$1
Accrued salaries and employee benefits	1,231	1,277
Accounts payable	2,050	1,971
Accrued expenses	1,962	2,063

Total current liabilities	5,243	5,312

Long-Term Debt, Less Current Portion	7,228	4,736

Other Long-Term Liabilities
Deferred income taxes	2,497	2,114
Pension, postretirement healthcare and other benefit obligations	2,962	3,484
Self-insurance accruals	1,092	1,038
Deferred lease obligations	694	758
Deferred gains, principally related to aircraft transactions	187	206
Other liabilities	193	145

Total other long-term liabilities	7,625	7,745

Commitments and Contingencies

Common Stockholders’ Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	2,739	2,643
Retained earnings	21,880	20,429
Accumulated other comprehensive loss	(3,909)	(3,694)
Treasury stock, at cost	(4,730)	(4,133)

Total common stockholders’ investment	16,012	15,277

	$36,108	$33,070

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Third Quarter Fiscal 2015

(In millions)

(Unaudited)

	Nine Months Ended February 28
	2015	2014

Operating Activities:
Net income	$1,802	$1,367
Noncash charges:
Depreciation and amortization	1,954	1,938
Other, net	580	581
Changes in operating assets and liabilities, net	(863)	(1,308)

Net cash provided by operating activities	3,473	2,578

Investing Activities:
Capital expenditures	(2,969)	(2,554)
Business acquisitions, net of cash acquired	(1,429)	—
Proceeds from asset dispositions and other	16	23

Net cash used in investing activities	(4,382)	(2,531)

Financing Activities:
Principal payments on debt	(1)	(254)
Proceeds from debt issuances	2,491	1,997
Dividends paid	(171)	(142)
Purchase of treasury stock	(1,016)	(3,984)
Other, net	280	471

Net cash provided by (used in) financing activities	1,583	(1,912)

Effect of exchange rate changes on cash	104	(10)

Net increase (decrease) in cash and cash equivalents	570	(1,875)

Cash and cash equivalents at beginning of period	2,908	4,917

Cash and cash equivalents at end of period	$3,478	$3,042

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

Third Quarter Fiscal 2015

(Dollars in millions)

(Unaudited)

	Three Months Ended February 28				Nine Months Ended February 28
	2015	2014	%		2015	2014	%
Revenues:

Package Revenue:
U.S. Overnight Box	$1,653	$1,643	1%		$5,040	$4,852	4%
U.S. Overnight Envelope	392	393	—		1,207	1,210	—

Total U.S. Overnight	2,045	2,036	—		6,247	6,062	3%
U.S. Deferred	895	869	3%		2,524	2,369	7%

Total U.S. Package Revenue	2,940	2,905	1%		8,771	8,431	4%

International Priority	1,463	1,542	(5%)		4,742	4,760	—
International Economy	560	540	4%		1,729	1,639	5%

Total International Export Package	2,023	2,082	(3%)		6,471	6,399	1%
International Domestic[1]	328	347	(5%)		1,082	1,077	—

Total Package Revenue	5,291	5,334	(1%)		16,324	15,907	3%

Freight Revenue:

U.S.	580	577	1%		1,745	1,786	(2%)
International Priority	375	379	(1%)		1,182	1,184	—
International Airfreight	45	48	(6%)		133	157	(15%)

Total Freight Revenue	1,000	1,004	—		3,060	3,127	(2%)

Other Revenue[2]	365	336	9%		1,158	1,089	6%

Total Express Revenue	$6,656	$6,674	—		$20,542	$20,123	2%

Operating Expenses:
Salaries and employee benefits	2,580	2,509	3%		7,596	7,418	2%
Purchased transportation	614	608	1%		1,942	1,876	4%
Rentals and landing fees	436	432	1%		1,284	1,273	1%
Depreciation and amortization	364	374	(3%)		1,106	1,116	(1%)
Fuel	697	1,010	(31%)		2,573	2,952	(13%)
Maintenance and repairs	324	273	19%		1,060	888	19%
Intercompany charges[3]	461	474	(3%)		1,363	1,413	(4%)
Other	796	826	(4%)		2,381	2,389	—

Total Operating Expenses[3]	6,272	6,506	(4%)		19,305	19,325	—

Operating Income[3]	$384	$168	129%		$1,237	$798	55%

Operating Margin[3]	5.8%	2.5%	3.3	pts	6.0%	4.0%	2.0	pts

1 - International Domestic revenues represent international intra-country express operations.

2 - Includes FedEx Trade Networks, FedEx SupplyChain Systems and Bongo International.

3 - Prior year amounts have been revised to conform to the current year segment presentation regarding the allocation of corporate headquarters costs.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

Third Quarter Fiscal 2015

(Unaudited)

	Three Months Ended February 28			Nine Months Ended February 28
	2015	2014	%	2015	2014	%
PACKAGE STATISTICS[1]

Average Daily Package Volume (000s):
U.S. Overnight Box	1,258	1,202	5%	1,243	1,153	8%
U.S. Overnight Envelope	516	515	—	521	538	(3%)

Total U.S. Overnight Package	1,774	1,717	3%	1,764	1,691	4%
U.S. Deferred	1,024	984	4%	928	871	7%

Total U.S. Domestic Package	2,798	2,701	4%	2,692	2,562	5%

International Priority	398	399	—	410	409	—
International Economy	175	168	4%	175	168	4%

Total International Export Package	573	567	1%	585	577	1%
International Domestic[2]	831	780	7%	854	822	4%

Total Average Daily Packages	4,202	4,048	4%	4,131	3,961	4%

Yield (Revenue Per Package):
U.S. Overnight Box	$20.85	$21.70	(4%)	$21.34	$22.15	(4%)
U.S. Overnight Envelope	12.07	12.09	—	12.18	11.84	3%

U.S. Overnight Composite	18.30	18.82	(3%)	18.64	18.87	(1%)
U.S. Deferred	13.88	14.01	(1%)	14.32	14.31	—

U.S. Domestic Composite	16.68	17.07	(2%)	17.15	17.32	(1%)

International Priority	58.40	61.38	(5%)	60.79	61.30	(1%)
International Economy	50.60	51.01	(1%)	52.03	51.24	2%

Total International Export Composite	56.01	58.30	(4%)	58.17	58.37	—
International Domestic[2]	6.28	7.05	(11%)	6.67	6.90	(3%)

Composite Package Yield	$19.99	$20.91	(4%)	$20.80	$21.14	(2%)

FREIGHT STATISTICS

Average Daily Freight Pounds (000s):
U.S.	8,145	8,263	(1%)	7,831	7,850	—
International Priority	2,823	2,823	—	2,866	2,917	(2%)
International Airfreight	718	757	(5%)	673	839	(20%)

Total Avg Daily Freight Pounds	11,686	11,843	(1%)	11,370	11,606	(2%)

Revenue Per Freight Pound:
U.S.	$1.13	$1.11	2%	$1.17	$1.20	(3%)
International Priority	2.11	2.13	(1%)	2.17	2.14	1%
International Airfreight	1.00	1.00	—	1.04	0.98	6%

Composite Freight Yield	$1.36	$1.35	1%	$1.42	$1.42	—

Operating Weekdays	63	63	—	190	190	—

1 - Package and freight statistics include only the operations of FedEx Express.

2 - International Domestic revenues represent international intra-country express operations.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Third Quarter Fiscal 2015

(Dollars in millions)

(Unaudited)

	Three Months Ended February 28				Nine Months Ended February 28
	2015	2014	%		2015	2014	%
FINANCIAL HIGHLIGHTS

Revenues:
FedEx Ground	$3,021	$2,751	10%		$8,569	$7,858	9%
FedEx SmartPost	285	280	2%		760	752	1%
GENCO[1]	87	—	NM		87	—	NM

Total Revenues	3,393	3,031	12%		9,416	8,610	9%

Operating Expenses:
Salaries and employee benefits	565	460	23%		1,498	1,319	14%
Purchased transportation	1,348	1,253	8%		3,765	3,476	8%
Rentals	126	105	20%		349	299	17%
Depreciation and amortization	136	121	12%		381	350	9%
Fuel	3	7	(57%)		9	14	(36%)
Maintenance and repairs	61	57	7%		174	166	5%
Intercompany charges[2]	281	274	3%		834	821	2%
Other	315	264	19%		838	753	11%

Total Operating Expenses[2]	2,835	2,541	12%		7,848	7,198	9%

Operating Income[2]	$558	$490	14%		$1,568	$1,412	11%

Operating Margin[2]	16.4%	16.2%	0.2	pts	16.7%	16.4%	0.3	pts

OPERATING STATISTICS

Operating Weekdays
FedEx Ground	63	63	—		190	190	—
FedEx SmartPost	61	61	—		188	188	—

Average Daily Package Volume (000s)
FedEx Ground	5,136	4,817	7%		4,851	4,584	6%
FedEx SmartPost	2,360	2,529	(7%)		2,117	2,276	(7%)

Yield (Revenue Per Package)
FedEx Ground	$9.32	$9.04	3%		$9.28	$9.00	3%
FedEx SmartPost	$1.97	$1.82	8%		$1.91	$1.76	9%

1 - Net revenues for GENCO are included from the January 30, 2015 date of closing.

2 - Prior year amounts have been revised to conform to the current year segment presentation regarding the allocation of corporate headquarters costs.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Third Quarter Fiscal 2015

(Dollars in millions)

(Unaudited)

	Three Months Ended February 28				Nine Months Ended February 28
	2015	2014	%		2015	2014	%
FINANCIAL HIGHLIGHTS

Revenue	$1,428	$1,347	6%		$4,622	$4,205	10%

Operating Expenses:
Salaries and employee benefits	663	598	11%		2,005	1,807	11%
Purchased transportation	235	231	2%		792	715	11%
Rentals	33	31	6%		96	94	2%
Depreciation and amortization	54	58	(7%)		170	172	(1%)
Fuel	109	146	(25%)		399	436	(8%)
Maintenance and repairs	49	42	17%		148	134	10%
Intercompany charges[1]	108	105	3%		329	329	—
Other	109	101	8%		335	301	11%

Total Operating Expenses[1]	1,360	1,312	4%		4,274	3,988	7%

Operating Income[1]	$68	$35	94%		$348	$217	60%

Operating Margin[1]	4.8%	2.6%	2.2	pts	7.5%	5.2%	2.3	pts

OPERATING STATISTICS

LTL Operating Weekdays	62	62	—		188	188	—

Average Daily LTL Shipments (000s)
Priority	62.0	59.5	4%		67.1	61.5	9%
Economy	26.8	26.3	2%		28.4	27.3	4%

Total Average Daily LTL Shipments	88.8	85.8	3%		95.5	88.8	8%

Weight Per LTL Shipment (lbs)
Priority	1,287	1,280	1%		1,262	1,255	1%
Economy	1,007	1,002	—		1,010	995	2%

Composite Weight Per LTL Shipment	1,203	1,195	1%		1,187	1,175	1%

LTL Revenue/Shipment
Priority	$231.92	$224.63	3%		$229.43	$222.99	3%
Economy	265.66	257.74	3%		265.51	257.10	3%

Composite LTL Revenue/Shipment	$242.52	$235.14	3%		$240.30	$233.61	3%

LTL Yield (Revenue/CWT)
Priority	$18.02	$17.54	3%		$18.18	$17.77	2%
Economy	26.38	25.71	3%		26.29	25.83	2%

Composite LTL Yield	$20.17	$19.67	3%		$20.24	$19.88	2%

1 - Prior year amounts have been revised to conform to the current year segment presentation regarding the allocation of corporate headquarters costs.